CorEnergy Announces First Quarter 2019 Results
KANSAS CITY, MO - May 1, 2019 - CorEnergy Infrastructure Trust, Inc. ("CorEnergy" or the "Company") today announced financial results for the first quarter, ended March 31, 2019.
First Quarter Performance Summary
First quarter financial highlights are as follows:

	For the Three Months Ended
	March 31, 2019
		Per Share
	Total	Basic	Diluted
Net Income (Attributable to Common Stockholders)[1]	$1,552,313	$0.12	$0.12
NAREIT Funds from Operations (NAREIT FFO)[1]	$7,063,434	$0.56	$0.56
Funds From Operations (FFO)[1]	$7,215,227	$0.57	$0.57
Adjusted Funds From Operations (AFFO)[1]	$13,036,877	$1.03	$0.96
Dividends Declared to Common Stockholders		$0.75
1 Management uses AFFO as a measure of long-term sustainable operational performance. NAREIT FFO, FFO, and AFFO are non-GAAP measures. Reconciliations of NAREIT FFO, FFO and AFFO, as presented, to Net Income Attributable to CorEnergy Stockholders are included at the end of this press release. See Note 1 for additional information.
Recent Developments

•	Declared common stock dividend of $0.75 per share ($3.00 annualized) for the first quarter 2019, in line with the previous 14 quarterly dividends
Portfolio Update
Grand Isle Gathering System: CorEnergy continues to work to overcome the refusal of the parent of the GIGS' tenant to furnish the Company with certain financial statement information. The tenant is required to provide this information under the terms of its lease and CorEnergy is required to file it with the SEC. The Company has taken legal steps to enforce the tenant's obligations under the lease and is engaged in dialogue with staff of the SEC to attempt to limit the impact of these matters on the Company's ability to use its SEC registration statements.

Pinedale Liquids Gathering System: Ultra Petroleum is forecasting a capital investment program between $320 and $350 million for 2019 and is currently operating three rigs focused on vertical well drilling. CorEnergy continues to receive participating rents for Ultra Petroleum's use of the Pinedale LGS.
Outlook
CorEnergy regularly assesses its ability to pay and grow its dividend to common stockholders above the current $0.75 per quarter. The Company targets long-term revenue growth of 1-3% annually from existing contracts through inflation-based and participating rent adjustments and additional growth from acquisitions. CorEnergy believes that a number of actions can be taken to adequately offset the lost revenue from the sale of the Portland Terminal, which could include a combination of i) additional investments in revenue generating assets and / or ii) deleveraging of the Company's balance sheet through preferred equity and convertible debt repurchases, at attractive prices. There can be no assurance that any potential acquisition opportunities will result in consummated transactions.
Dividend Declaration
Common Stock: A first quarter 2019 dividend of $0.75 per share was declared for CorEnergy's common stock. The dividend is payable on May 31, 2019, to stockholders of record on May 17, 2019.
Preferred Stock: For the Company's 7.375% Series A Cumulative Redeemable Preferred Stock, a cash dividend of $0.4609375 per depositary share was declared. The preferred stock dividend, which equates to an annual dividend payment of $1.84375 per depositary share, is payable on May 31, 2019, to stockholders of record on May 17, 2019.
As previously announced on April 24, 2019, due to the GIGS tenant's refusal to provide required financial statement information, the Company's ability to issue registered shares under the Dividend Reinvestment Plan is impacted. As a result, the first quarter 2019 dividend will be paid entirely in cash.
First Quarter Earnings Call
CorEnergy will host a conference call on Thursday, May 2, 2019, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 1:00 p.m. Central Time on June 2, 2019, by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 46787. A replay of the conference call will also be available on the Company’s website.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns critical energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Notes
1NAREIT FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses of depreciable properties, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and other adjustments for unconsolidated partnerships and non-controlling interests. Adjustments for non-controlling interests are calculated on the same basis. FFO as we have presented it here, is derived by further adjusting NAREIT FFO for distributions received from investment securities, income tax expense (benefit) from investment securities, net distributions and other income and net realized and unrealized gain or loss on other equity securities. CorEnergy defines AFFO as FFO Adjusted for Securities Investment plus (gain) loss on extinguishment of debt, provision for loan (gain) loss, net of tax, transaction costs, amortization of debt issuance costs, amortization of deferred lease costs, accretion of asset retirement obligation, non-cash costs associated with derivative instruments, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), income tax (expense) benefit unrelated to securities investments, amortization of debt premium, and other adjustments as deemed appropriate by Management. Reconciliations of NAREIT FFO, FFO Adjusted for Securities Investments and AFFO to Net Income Attributable to CorEnergy Stockholders are included in the additional financial information attached to this press release.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $91,821,871 and $87,154,095	$393,571,456	$398,214,355
Property and equipment, net of accumulated depreciation of $16,812,692 and $15,969,346	109,028,665	109,881,552
Financing notes and related accrued interest receivable, net of reserve of $600,000 and $600,000	1,309,542	1,300,000
Note receivable	—	5,000,000
Cash and cash equivalents	59,361,398	69,287,177
Deferred rent receivable	27,391,780	25,942,755
Accounts and other receivables	3,959,607	5,083,243
Deferred costs, net of accumulated amortization of $1,456,855 and $1,290,236	2,671,824	2,838,443
Prepaid expenses and other assets	964,616	668,584
Deferred tax asset, net	4,854,612	4,948,203
Goodwill	1,718,868	1,718,868
Total Assets	$604,832,368	$624,883,180
Liabilities and Equity
Secured credit facilities, net of debt issuance costs of $197,686 and $210,891	$36,392,314	$37,261,109
Unsecured convertible senior notes, net of discount and debt issuance costs of $603,150 and $1,180,729	69,572,850	112,777,271
Asset retirement obligation	8,067,335	7,956,343
Accounts payable and other accrued liabilities	6,384,900	3,493,490
Management fees payable	1,761,466	1,831,613
Income tax liability	69,492	—
Unearned revenue	6,405,203	6,552,049
Total Liabilities	$128,653,560	$169,871,875
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $125,493,175 and $125,555,675 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 50,197 and 50,222 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	$125,493,175	$125,555,675
Capital stock, non-convertible, $0.001 par value; 12,808,341 and 11,960,225 shares issued and outstanding at March 31, 2019 and December 31, 2018 (100,000,000 shares authorized)	12,808	11,960
Additional paid-in capital	349,570,656	320,295,969
Retained earnings	1,102,169	9,147,701
Total Equity	476,178,808	455,011,305
Total Liabilities and Equity	$604,832,368	$624,883,180

Consolidated Statements of Income (Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Revenue
Lease revenue	$16,717,710	$17,591,859
Transportation and distribution revenue	4,871,582	3,952,979
Financing revenue	33,540	—
Total Revenue	21,622,832	21,544,838
Expenses
Transportation and distribution expenses	1,503,143	1,572,896
General and administrative	2,870,407	2,727,057
Depreciation, amortization and ARO accretion expense	5,645,096	6,289,330
Provision for loan losses	—	500,000
Total Expenses	10,018,646	11,089,283
Operating Income	$11,604,186	$10,455,555
Other Income (Expense)
Net distributions and other income	$256,615	$3,951
Net realized and unrealized gain on other equity securities	—	13,966
Interest expense	(2,507,294)	(3,210,590)
Loss on extinguishment of debt	(5,039,731)	—
Total Other Expense	(7,290,410)	(3,192,673)
Income before income taxes	4,313,776	7,262,882
Taxes
Current tax expense (benefit)	353,744	(35,549)
Deferred tax expense (benefit)	93,591	(409,277)
Income tax expense (benefit), net	447,335	(444,826)
Net Income attributable to CorEnergy Stockholders	3,866,441	7,707,708
Preferred dividend requirements	2,314,128	2,396,875
Net Income attributable to Common Stockholders	$1,552,313	$5,310,833

Earnings Per Common Share:
Basic	$0.12	$0.45
Diluted	$0.12	$0.45
Weighted Average Shares of Common Stock Outstanding:
Basic	12,604,943	11,918,904
Diluted	12,604,943	11,918,904
Dividends declared per share	$0.750	$0.750

Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Operating Activities
Net Income	$3,866,441	$7,707,708
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax, net	93,591	(409,277)
Depreciation, amortization and ARO accretion	5,943,528	6,642,875
Provision for loan losses	—	500,000
Loss on extinguishment of debt	5,039,731	—
Gain on sale of equipment	—	(3,724)
Net realized and unrealized gain on other equity securities	—	(13,966)
Changes in assets and liabilities:
Increase in deferred rent receivable	(1,449,025)	(1,700,101)
Decrease in accounts and other receivables	1,123,636	802,961
Increase in financing note accrued interest receivable	(9,542)	—
Increase in prepaid expenses and other assets	(296,032)	(49,264)
Increase (decrease) in management fee payable	(70,147)	64,837
Increase in accounts payable and other accrued liabilities	2,891,410	2,102,656
Increase (decrease) in current income tax liability	69,492	(35,549)
Decrease in unearned revenue	(146,846)	(1,862,534)
Net cash provided by operating activities	$17,056,237	$13,746,622
Investing Activities
Purchases of property and equipment	(15,335)	(47,883)
Proceeds from sale of property and equipment	—	11,499
Principal payment on note receivable	5,000,000	—
Net cash provided by (used in) investing activities	$4,984,665	$(36,384)
Financing Activities
Debt financing costs	—	(261,667)
Repurchases of preferred stock	(60,550)	—
Cash paid for extinguishment of convertible notes	(19,516,234)	—
Dividends paid on Series A preferred stock	(2,313,780)	(2,396,875)
Dividends paid on common stock	(9,194,117)	(8,626,668)
Principal payments on secured credit facilities	(882,000)	(882,000)
Net cash used in financing activities	$(31,966,681)	$(12,167,210)
Net Change in Cash and Cash Equivalents	$(9,925,779)	$1,543,028
Cash and Cash Equivalents at beginning of period	69,287,177	15,787,069
Cash and Cash Equivalents at end of period	$59,361,398	$17,330,097

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,116,371	$705,228
Income taxes paid (net of refunds)	(220,701)	—

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to debt financing costs	$—	$(252,694)
Reinvestment of distributions by common stockholders in additional common shares	403,831	310,204
Common stock issued upon exchange of convertible notes	28,869,509	—

NAREIT FFO, FFO Adjusted for Securities Investment and AFFO Reconciliation (Unaudited)
	For the Three Months Ended
	March 31, 2019	March 31, 2018
Net Income attributable to CorEnergy Stockholders	$3,866,441	$7,707,708
Less:
Preferred Dividend Requirements	2,314,128	2,396,875
Net Income attributable to Common Stockholders	$1,552,313	$5,310,833
Add:
Depreciation	5,511,121	6,138,419
NAREIT funds from operations (NAREIT FFO)	$7,063,434	$11,449,252
Add:
Distributions received from investment securities	256,615	3,951
Less:
Net distributions and other income	256,615	3,951
Net realized and unrealized gain on other equity securities	—	13,966
Income tax (expense) benefit from investment securities	(151,793)	21,487
Funds from operations adjusted for securities investments (FFO)	$7,215,227	$11,413,799
Add:
Loss on extinguishment of debt	5,039,731	—
Provision for loan losses, net of tax	—	500,000
Transaction costs	53,970	32,281
Amortization of debt issuance costs	298,432	353,544
Amortization of deferred lease costs	22,983	22,983
Accretion of asset retirement obligation	110,992	127,928
Less:
Income tax (expense) benefit	(295,542)	423,339
Adjusted funds from operations (AFFO)	$13,036,877	$12,027,196

Weighted Average Shares of Common Stock Outstanding:
Basic	12,604,943	11,918,904
Diluted	15,042,567	15,373,450
NAREIT FFO attributable to Common Stockholders
Basic	$0.56	$0.96
Diluted (1)	$0.56	$0.89
FFO attributable to Common Stockholders
Basic	$0.57	$0.96
Diluted (1)	$0.57	$0.89
AFFO attributable to Common Stockholders
Basic	$1.03	$1.01
Diluted (2)	$0.96	$0.91
(1) Diluted per share calculations include dilutive adjustments for convertible note interest expense, discount amortization and deferred debt issuance amortization.
(2) Diluted per share calculations include a dilutive adjustment for convertible note interest expense.